Exhibit 99.1

Frank’s International Completes Previously Announced Acquisition of Blackhawk Specialty Tools

HOUSTON, November 1, 2016 – Frank’s International N.V. (“Frank’s”, NYSE: FI) announced today that it has completed the acquisition of Blackhawk Group Holdings, Inc., the ultimate parent company of Blackhawk Specialty Tools LLC (“Blackhawk”), a leading provider of well construction and well intervention services and products, from Bain Capital Private Equity. As previously announced, the acquisition was funded with approximately $150.4 million of cash on hand and the issuance of approximately 12.8 million shares of Frank’s common stock, for total consideration of approximately $294.4 million (based on Frank’s closing share price on October 31st of $11.25 and including the working capital adjustment).

Gary Luquette, Frank’s President and Chief Executive Officer, commented, “We are pleased to complete the acquisition of Blackhawk and welcome Blackhawk’s employees and customers to Frank’s. By combining Blackhawk’s cementing tool expertise and well intervention services with Frank’s global tubular running services franchise, we are excited to be able to offer our customers an integrated well construction solution across land, shelf and deepwater. Having Blackhawk’s experienced management and talented employees join the Frank’s global family is an opportunity to deliver significant earnings growth with the same quality and reliable service our customers have come to expect from Frank’s.”

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,000 employees and provides services in over 60 countries on six continents. Frank’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on Frank’s website, www.franksinternational.com.

About Blackhawk Specialty Tools

Blackhawk Specialty Tools is a leading supplier of engineered well construction and well intervention solutions providing premium automated top drive cement heads and related equipment, cementation products, well intervention tools and top-quality service to the oil and gas industry. Founded in 2008 and headquartered in Houston, Blackhawk operates in the U.S. and Mexican Gulf of Mexico, onshore U.S. and other select international locations. Blackhawk’s specialty product development for the oil and gas industry helps companies save valuable rig time, operate in a safer manner, reduce derrick trips and enhance cementing operations. For more information about Blackhawk, visit www.BlackhawkST.com.

About Bain Capital Private Equity

Bain Capital Private Equity (www.baincapitalprivateequity.com) has partnered closely with management teams to provide the strategic resources that build great companies and help them thrive since our founding in 1984. Our team of more than 400 investment professionals creates value for our portfolio companies through our global platform and depth of expertise in key vertical industries including industrials, consumer/retail, financial and business services, healthcare, and technology, media and telecommunications. In addition to private equity, Bain Capital invests across asset classes including credit, public equity and venture capital, and leverages the firm’s shared platform to capture opportunities in strategic areas of focus.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the following risks: an inability to realize expected benefits from the merger or the occurrence of difficulties in connection with the merger; the risk that the merger results in Frank’s incurring unexpected costs, liabilities or delays; the risk that Blackhawk’s business may not be successfully integrated with Frank’s; and the risk that disruption from the merger may adversely affect Frank’s and Blackhawk’s business and relationships with their customers, suppliers and employees.

Forward-looking statements are based on certain assumptions made by Frank’s based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although Frank’s believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of Frank’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the SEC and in Frank’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 that has been filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and Frank’s undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Contacts:

Blake Holcomb – Director, Investor Relations

blake.holcomb@franksintl.com

713-231-2463

Karen Allen – Director, Communications and External Affairs

karen.allen@franksintl.com

713-358-7325

2